                                                                    EXHIBIT 4.43









                              DECLARATION OF TRUST

                                       OF

                     FRESENIUS MEDICAL CARE CAPITAL TRUST V




                            DATED AS OF JUNE 1, 2001





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                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
ARTICLE I         DEFINITIONS
                  SECTION 1.1      Definitions..............................................  1
ARTICLE II        ORGANIZATION
                  SECTION 2.1      Name.....................................................  3
                  SECTION 2.2      Office...................................................  3
                  SECTION 2.3      Purposes and Functions of the Trust......................  3
                  SECTION 2.4      Authority................................................  3
                  SECTION 2.5      Title to Property of the Trust...........................  4
                  SECTION 2.6      Powers of the Trustee....................................  4
                  SECTION 2.7      Filing of Certificate of Trust...........................  4
                  SECTION 2.8      Duration of Trust........................................  5
                  SECTION 2.9      Responsibilities of the Sponsor..........................  5
                  SECTION 2.10     Declaration Binding on Securities Holders................  5
ARTICLE III       TRUSTEES
                  SECTION 3.1      Trustees.................................................  5
                  SECTION 3.2      Company Trustees.........................................  5
                  SECTION 3.3      Delaware Trustee.........................................  6
                  SECTION 3.4      Preferred Trustee........................................  6
                  SECTION 3.5      Not Responsible for Recitals or Sufficiency
                                   of Declaration...........................................  6
ARTICLE IV        LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, TRUSTEES OR OTHERS
                  SECTION 4.1      Exculpation..............................................  7
                  SECTION 4.2      Fiduciary Duty...........................................  7
                  SECTION 4.3      Indemnification..........................................  8
                  SECTION 4.4      Outside Businesses....................................... 10
ARTICLE V         AMENDMENTS, TERMINATION, MISCELLANEOUS
                  SECTION 5.1      Amendments............................................... 10
                  SECTION 5.2      Termination of Trust..................................... 10
                  SECTION 5.3      Governing Law............................................ 11
                  SECTION 5.4      Headings................................................. 11
                  SECTION 5.5      Successors and Assigns................................... 11
                  SECTION 5.6      Partial Enforceability................................... 11
                  SECTION 5.7      Counterparts............................................. 11


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                              DECLARATION OF TRUST
                                       OF
                     FRESENIUS MEDICAL CARE CAPITAL TRUST V

                                  June 1, 2001


               DECLARATION OF TRUST ("Declaration") dated and effective as of June 1, 2001 by the Trustees (as defined herein), the Sponsor (as defined herein) and by the holders, from time to time, of undivided beneficial interests in the Trust to be issued pursuant to this Declaration;

               WHEREAS, the Trustees and the Sponsor wish to declare and establish Fresenius Medical Care Capital Trust V (the "Trust"), a trust under the Delaware Business Trust Act pursuant to this Declaration and a Certificate of Trust to be filed with the Secretary of State of the State of Delaware to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Sponsor, (ii) the issuance and sale of the Trust Preferred Securities by the Trust pursuant to the Purchase Agreement, (iii) the acquisition by the Trust from the Sponsor of all of the right, title and interest in the Notes and (iv) the appointment of the Trustees;

        WHEREAS, as of the date hereof, no interests in the Trust have been issued;

               NOW, THEREFORE, it being the intention of the parties hereto to establish the Trust as a business trust under the Delaware Business Trust Act and that this Declaration constitute the governing instrument of such business trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration.




                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1    Definitions.

        Unless the context otherwise requires:

        (a) Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this
        Section 1.1;

        (b) a term defined anywhere in this Declaration has the same meaning throughout;

        (c) all references to "the Declaration" or "this Declaration" are to this Declaration of Trust as modified, supplemented or amended from time to time;

        (d) all references in this Declaration to Articles and Sections are to Articles and Sections of this Declaration unless otherwise specified; and

        (e)    a reference to the singular includes the plural and vice versa.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, provided, however, that an Affiliate of the Sponsor shall not be deemed to include the Trust. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or


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

indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Business Day" means any day other than a day on which banking institutions in the City of New York are authorized or required by law to close.

        "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq., as it may be amended from time to time, or any successor legislation.

        "Closing Date" has the meaning set forth in the Purchase Agreement.

        "Commission" means the Securities and Exchange Commission.

        "Common Security" means a security representing a common undivided beneficial interest in the assets of the Trust with such terms as may be set out in any amendment to this Declaration, and two or more such securities are herein referred to as "Common Securities".

        "Company Indemnified Person" means (a) any Company Trustee; (b) any Affiliate of any Company Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Company Trustee; or (d) any employee or agent of the Trust or its Affiliates.

        "Company Trustee" has the meaning set forth in Section 3.1.

        "Covered Person" means (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates and (b) any holder of Securities.

        "Delaware Trustee" has the meaning set forth in Section 3.1.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

        "Fiduciary Indemnified Person" has the meaning set forth in Section 4.3(b).

        "Holder" means the person in whose name a certificate representing a Security is registered.

        "Indemnified Person" means a Company Indemnified Person or a Fiduciary Indemnified Person.

        "Indenture Trustee" means State Street Bank and Trust Company, as trustee under the Senior Subordinated Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

        "Note Issuer" means FMC Trust Finance S.a.r.l. Luxembourg-III in its capacity as the issuer of the Notes under the Indenture.

        "Notes" means the euro denominated series of Senior Subordinated Notes due 2011 to be issued under the Senior Subordinated Indenture by the Note Issuer and acquired by the Trust.

        "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

        "Preferred Trustee" has the meaning set forth in Section 3.4.

        "Purchase Agreement" has the meaning set forth in Section 2.6(b)(iv).


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

        "Securities" means the Common Securities and the Trust Preferred Securities.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

        "Senior Subordinated Indenture" means the indenture dated as of the Closing Date to be entered into among FMC Trust Finance S.a.r.l. Luxembourg-III, Fresenius Medical Care AG, Fresenius Medical Care Holdings, Inc. ("FMCH"), Fresenius Medical Deutschland GmbH ("D-GmbH"), and State Street Bank and Trust Company, as trustee and any indenture supplemental thereto pursuant to which the Notes are to be issued.

        "Sponsor" means the Person executing this Declaration as sponsor of the Trust, in its capacity as such.

        "Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

        "Trust Preferred Security" means a security representing a preferred undivided beneficial interest in the assets of the Trust with such terms as may be set out in any amendment to or amendment and restatement of this Declaration, and two or more such securities are herein referred to as "Trust Preferred Securities."

                                   ARTICLE II
                                  ORGANIZATION

SECTION 2.1    Name.

               The Trust created by this Declaration is named "Fresenius Medical Care Capital Trust V." The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Company Trustees.

SECTION 2.2    Office.

               The address of the principal executive office of the Trust is c/o Fresenius Medical Care AG, Else-Kroner-Strasse 1, 61352 Bad Homburg v.d.H., Germany. At any time, the Company Trustees may designate another principal office.

SECTION 2.3    Purposes and Functions of the Trust.

               The exclusive purposes and functions of the Trust are (a) to issue and sell the Securities and use the proceeds from such sale to acquire the Notes and (b) except as otherwise limited herein, to engage in only those other activities necessary, appropriate, convenient or incidental thereto.

SECTION 2.4    Authority.

               Subject to the limitations provided in this Declaration, the Company Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Company Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust. In dealing with the Company Trustees acting on behalf of the Trust, no person shall be required to inquire into the authority of the Company Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Company Trustees as set forth in this Declaration.

SECTION 2.5    Title to Property of the Trust.


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        Legal title to all assets of the Trust shall be vested in the Trust.

SECTION 2.6    Powers of the Trustee.

               The Company Trustees shall have the exclusive power and authority to cause the Trust to engage in the following activities:

               (a) to issue and sell the Trust Preferred Securities and the Common Securities in accordance with this Declaration;

               (b) in connection with the issue and sale of the Trust Preferred Securities, at the direction of the Sponsor, to:

               (i) execute and deliver or file such documents and take such other steps, as shall enable the Trust to offer, issue and sell the Trust Preferred Securities without registration under the Securities Act as a transaction by an issuer not involving any public offering within the meaning of
Section 4(2) of the Securities Act, as an "offshore transaction" within the meaning of Regulation S under the Securities Act, or pursuant to one or more other available exemptions from registration under the Securities Act, and as shall enable purchasers of the Trust Preferred Securities to resell the Trust Preferred Securities to qualified institutional buyers (as that term is defined in Rule 144A, under the Securities Act) without registration under the Securities Act pursuant to the exemption from registration provided by the aforesaid Rule 144A, in offshore transactions pursuant to Regulation S under the Securities Act or pursuant to another available exemption.

               (ii) execute and file any documents prepared by the Sponsor and its Affiliates, or take any acts as determined by the Sponsor and its Affiliates, to be necessary in order to qualify or register all or part of the Trust Preferred Securities in any State in which the Sponsor and its Affiliates have determined to qualify or register such Trust Preferred Securities for sale in connection with the original offer and sale of the Trust Preferred Securities, the filing of the registration statement referred to clause (v) below, or both;

               (iii) execute and file an application, prepared by the Sponsor, to any national stock exchange, any foreign stock exchange, The PORTALSM Market of the NASDAQ Stock Market, Inc. or the Nasdaq Stock Market's National Market for listing upon notice of issuance of any Trust Preferred Securities;

               (iv) execute and enter into a purchase agreement providing for the issuance and sale of the Trust Preferred Securities (the "Purchase Agreement"); and

               (v) to execute and file with the Commission a registration statement prepared by the Sponsor and its Affiliates, including any amendments thereto, in relation to an offer to exchange the Trust Preferred Securities, Notes, and any related guarantees for Trust Preferred Securities, Notes and related guarantees which have been registered under the Securities Act, having substantially identical terms to those of the Trust Preferred Securities, Notes and guarantees, a "shelf registration statement" under the Securities Act with respect to the resale of the Trust Preferred Securities, the Notes and the related guarantees, or both;

               (c) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, counsel, accountants, investment bankers, and consultants and provide for reasonable compensation for such services;

               (d) to incur expenses which are necessary, appropriate, convenient or incidental to carry out any of the purposes of this Declaration; and

               (e) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary, appropriate, convenient or incidental to the foregoing.



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

SECTION 2.7    Filing of Certificate of Trust.

               On or after the date of execution of this Declaration, the Trustees shall cause the filing of the Certificate of Trust for the Trust in substantially the form attached hereto as Exhibit "A" with the Secretary of State of the State of Delaware.

SECTION 2.8    Duration of Trust.

               The Trust, absent termination pursuant to the provisions of
Section 5.2, shall terminate on June 15, 2030.

SECTION 2.9    Responsibilities of the Sponsor.

               In connection with the issuance and sale of the Trust Preferred Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities:

               (a) to prepare, together with its Affiliates, a Preliminary Offering Circular, an Offering Circular, and any required amendments or supplements thereto in relation to the Trust Preferred Securities, including any amendments thereto;

               (b) to prepare, together with its Affiliates, for filing by the Trust with the Commission a registration statement in relation to the Trust Preferred Securities, as contemplated by Section 2.6(b)(v);

               (c) to determine the States in which to take appropriate action to qualify or register for sale all or part of the Trust Preferred Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States;

               (d) if deemed appropriate by the Sponsor, to prepare for filing by the Trust an application to any national stock exchange, any foreign stock exchange, The PORTALSM Market of the NASDAQ Stock Market, Inc. or the Nasdaq Stock Market's National Market for listing upon notice of issuance of any Trust Preferred Securities; and

               (e) to negotiate the terms of the Purchase Agreement providing for the sale of the Trust Preferred Securities.

SECTION 2.10   Declaration Binding on Securities Holders.

               Every Person by virtue of having become a Holder of a Security or any interest therein in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

                                   ARTICLE III
                                    TRUSTEES

SECTION 3.1    Trustees.

               The number of Trustees initially shall be two (2), and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor. The Sponsor is entitled to appoint or remove without cause any Trustee at any time; provided, however, that the number of Trustees shall in no event be less than two (2); provided, further, that one Trustee, in the case of a natural person, shall be a person who is a resident of the State of Delaware or that, if not a natural person, is an entity which has


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

its principal place of business in the State of Delaware and meets any other requirements imposed by applicable law (the "Delaware Trustee"); provided, further, that there shall be at least one trustee who is an employee or officer of, or is affiliated with the Sponsor or any of its Affiliates (a "Company Trustee"). A Trustee may resign upon 30 days' prior notice to the Sponsor.

SECTION 3.2    Company Trustees.

        The initial Company Trustee shall be:  Dr. Ben J. Lipps.

               (a) Except as expressly set forth in this Declaration, any power of the Company Trustees may be exercised by, or with the consent of, any one such Company Trustee.

               (b) Unless otherwise determined by the Company Trustees, and except as otherwise required by the Business Trust Act, any Company Trustee is authorized to execute on behalf of the Trust any documents which the Company Trustees have the power and authority to cause the Trust to execute pursuant to
Section 2.6 provided, that, the registration statement referred to in Section 2.6(b)(v), including any amendments thereto, shall be signed by at least a majority of the Company Trustees; and

               (c) A Company Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Company Trustees have power and authority to cause the Trust to execute pursuant to
Section 2.6.

SECTION 3.3    Delaware Trustee.

        The initial Delaware Trustee shall be: First Union Trust Company, National Association.

               Notwithstanding any other provision of this Declaration, the Delaware Trustee shall not be entitled to exercise any of the powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Company Trustees described in this Declaration. The Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act. Notwithstanding anything herein to the contrary, the Delaware Trustee shall not be liable for the acts or omissions to acts of the Trust, of the Sponsor or of the Company Trustees and shall have no liability to any Person for the debts, obligations or liabilities of the Trust, except that the Delaware Trustee shall be liable to the Sponsor for the gross negligence or willful misconduct of the Delaware Trustee.

               In the event that the Delaware Trustee is unsure of the course of action to be taken by it hereunder, the Delaware Trustee may request instructions from the Sponsor and to the extent the Delaware Trustee follows such instructions in good faith, it shall not be liable to any person. In the event that no instructions are provided within the time requested by the Delaware Trustee, it shall have no duty or liability for its failure to take any action or for any action it takes in good faith.

SECTION 3.4    Preferred Trustee.

               Prior to the issuance of the Trust Preferred Securities and Common Securities, the Sponsor shall appoint a trustee (the "Preferred Trustee") meeting the requirements of an eligible trustee of the Trust Indenture Act of 1939, as amended, by the execution of an amendment to this Declaration executed by the Company Trustees, the Sponsor, the Preferred Trustee and the Delaware Trustee.

SECTION 3.5    Not Responsible for Recitals or Sufficiency of Declaration.

               The recitals contained in this Declaration shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the


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value or condition of the property of the Trust or any part thereof. The
Trustees make no representations as to the validity or sufficiency of this Declaration.

                                   ARTICLE IV
                           LIMITATION OF LIABILITY OF
                    HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

SECTION 4.1    Exculpation.

               (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions; and

               (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Securities might properly be paid.

SECTION 4.2    Fiduciary Duty.

               (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person;

        (b)    Unless otherwise expressly provided herein:

               (i) whenever a conflict of interest exists or arises between Covered Persons; or

               (ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise; and

               (c) whenever in this Declaration an Indemnified Person is permitted or required to make a decision:



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

               (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

               (ii) in its "good-faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

SECTION 4.3    Indemnification.

               (a) The Sponsor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (i) The Sponsor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

               (ii) To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 4.3(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (iii)   Any indemnification under paragraphs (i) and (ii) of this
Section 4.3(a) (unless ordered by a court) shall be made by the Sponsor only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Company Trustees by a majority vote of a quorum consisting of such Company Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Company Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

               (iv) Expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or


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

proceeding referred to in paragraphs (i) and (ii) of this Section 4.3(a) shall be paid by the Sponsor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Sponsor as authorized in this
Section 4.3(a). Notwithstanding the foregoing, no advance shall be made by the Sponsor if a determination is reasonably and promptly made (i) by the Company Trustees by a majority vote of a quorum of disinterested Company Trustees, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Company Trustees so directs, by independent legal counsel in a written opinion or (iii) the Common Security Holder of the Trust, that, based upon the facts known to the Company Trustees, counsel or the Common Security Holder at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Company Trustees, independent legal counsel or Common Security Holder reasonably determine that such person deliberately breached his duty to the Trust or its Common or Preferred Security Holders.

               (v) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 4.3(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Sponsor or Preferred Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 4.3(a) shall be deemed to be provided by a contract between the Sponsor and each Company Indemnified Person who serves in such capacity at any time while this Section 4.3(a) is in effect. Any repeal or modification of this Section 4.3(a) shall not affect any rights or obligations then existing.

               (vi) The Sponsor or the Trust may purchase and maintain insurance on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Sponsor would have the power to indemnify him against such liability under the provisions of this Section 4.3(a).

               (vii) For purposes of this Section 4.3(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 4.3(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

               (viii) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 4.3(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

               (b)     The Sponsor agrees to indemnify (i) the Delaware Trustee,
(ii) any Affiliate of the Delaware Trustee, and (iii) any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Delaware Trustee (each of the Persons in (i) through (iii) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 4.3(b) shall survive the termination of this Declaration.

SECTION 4.4    Outside Businesses.



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               Any Covered Person, the Sponsor and the Delaware Trustee may
engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor or the Delaware Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor and the Delaware Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person and the Delaware Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for or may act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

                                    ARTICLE V
                     AMENDMENTS, TERMINATION, MISCELLANEOUS


SECTION 5.1    Amendments.

               At any time before the issue of any Securities, this Declaration may be amended by, and only by, a written instrument executed by all of the Trustees and the Sponsor.

SECTION 5.2    Termination of Trust.

        (a)    The Trust shall terminate and be of no further force or effect:

               (i)    upon the bankruptcy of the Sponsor;

               (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Sponsor or the revocation of the Sponsor's charter or of the Trust's certificate of trust;

               (iii) upon the entry of a decree of judicial dissolution of the Sponsor or the Trust; and

               (iv) before the issue of any Securities, with the consent of all of the Company Trustees and the Sponsor; and

               (b) as soon as is practicable after the occurrence of an event referred to in Section 5.2(a), the Trustees shall file a certificate of cancellation with the Secretary of State of the State of Delaware.

SECTION 5.3    Governing Law.

               This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

SECTION 5.4    Headings.

               Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

SECTION 5.5    Successors and Assigns.


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               Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

SECTION 5.6    Partial Enforceability.

               If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 5.7    Counterparts.

               This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.



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


               IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

                                   FRESENIUS MEDICAL CARE AG, as Sponsor


                                   By: /s/  Emanuele Gatti
                                       ---------------------------------------
                                       Name:  Emanuele Gatti
                                       Title:  Member of the


                                   By: /s/  Rainer Runte
                                       ---------------------------------------
                                       Name:  Rainer Runte
                                       Title:  General Counsel and Sr.


                                   /s/  Ben Lipps
                                   --------------
                                   Ben Lipps, as Company Trustee

                                   FIRST UNION TRUST COMPANY, NATIONAL
                                   ASSOCIATION,
                                   as Delaware Trustee



                                   By: /s/ Anita M. Roselli
                                       ---------------------------------------
                                       Name:  Anita M. Roselli
                                       Title:  Trust Officer


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